EXHIBIT 99.2
                              CERTIFICATION OF CFO

     To my knowledge, this Report on Form 10-Q for the quarter ended March 31, 2003, fully complies with the requirements of Section 13(a) or 14(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                           By: /s/ Bradley L. Smith
                               -----------------------------------------
                               Name:  Bradley L. Smith
                               Title:  Senior Vice President - Treasurer



Date: May 15, 2003